Exhibit 33.1

MANAGEMENT'S ASSERTION ON
COMPLIANCE WITH REGULATION AB CRITERIA

Protective Life Insurance Company (the "Asserting Party") is responsible for assessing compliance as of December 31, 2007 and for the period from January 1, 2007 through December 31, 2007 (the "Reporting Period") with the servicing criteria set forth in Section 229.1122(d) of the Code of Federal Regulations (the "CFR"), except for the criteria in Appendix A, which we have concluded are not applicable to the servicing of our trust transactions secured by life insurance receivables and serviced by the Asserting Party (the "Applicable Servicing Criteria").

The Asserting Party has assessed its compliance with the Applicable Servicing Criteria for the Reporting Period and has concluded that the Asserting Party has complied, in all material respects, with the Applicable Servicing Criteria for the trust transactions backed by life insurance receivables serviced by the Asserting Party listed in Appendix B.

PricewaterhouseCoopers LLP, an independent registered public accounting firm, has issued an attestation report on the assessment of compliance with the Applicable Servicing Criteria for the Reporting Period as set forth in this assertion.

Protective Life Insurance Company, as Sponsor and Depositor

By: /s/ JUDY WILSON
Name: Judy Wilson
Title: Senior Vice President

Date: March 14, 2008

APPENDIX A
SERVICING CRITERIA NOT APPLICABLE TO ASSERTING PARTY

The following servicing criteria of Section 229.1122(d) of the CFR are applicable to the program, but excluded from the Asserting Party's assertion:

229.1122(d)(1)(i)

229.1122(d)(2)(i) - (vii)

229.1122(d)(3)(ii) - (iv)

229.1122(d)(4)(i) - (v)

229.1122(d)(4)(vii)

229.1122(d)(4)(xv)

The following servicing criteria of Section 229.1122(d) of the CFR are not applicable to the program:

229.1122(d)(1)(ii) - (iv)

229.1122(d)(4)(vi)

229.1122(d)(4)(viii)

229.1122(d)(4)(x) - (xiv)

APPENDIX B
INDIVIDUAL TRUSTS RELATED TO PROGRAM

The Asserting Party has assessed its compliance with the Applicable Servicing Criteria for the following trusts:

Protective Life Secured Trust 2003-1
Protective Life Secured Trust 2006-2
Protective Life Secured Trust 2006-3
Protective Life Secured Trust 2006-4
Protective Life Secured Trust 2006-5
Protective Life Secured Trust 2006-6
Protective Life Secured Trust 2006-7
Protective Life Secured Trust 2006-8
Protective Life Secured Trust 2006-9
Protective Life Secured Trust 2006-10
Protective Life Secured Trust 2006-11
Protective Life Secured Trust 2006-12
Protective Life Secured Trust 2006-13
Protective Life Secured Trust 2006-14
Protective Life Secured Trust 2006-15
Protective Life Secured Trust 2006-16
Protective Life Secured Trust 2006-17
Protective Life Secured Trust 2006-18
Protective Life Secured Trust 2006-19
Protective Life Secured Trust 2006-20
Protective Life Secured Trust 2006-21
Protective Life Secured Trust 2006-22
Protective Life Secured Trust 2007-1
Protective Life Secured Trust 2007-2
Protective Life Secured Trust 2007-3
Protective Life Secured Trust 2007-4
Protective Life Secured Trust 2007-5
Protective Life Secured Trust 2007-6
Protective Life Secured Trust 2007-7
Protective Life Secured Trust 2007-8
Protective Life Secured Trust 2007-9
Protective Life Secured Trust 2007-10
Protective Life Secured Trust 2007-11
Protective Life Secured Trust 2007-12
Protective Life Secured Trust 2007-13
Protective Life Secured Trust 2007-14
Protective Life Secured Trust 2007-15
Protective Life Secured Trust 2007-16
Protective Life Secured Trust 2007-17
Protective Life Secured Trust 2007-18
Protective Life Secured Trust 2007-19
Protective Life Secured Trust 2007-20
Protective Life Secured Trust 2007-21
Protective Life Secured Trust 2007-22
Protective Life Secured Trust 2007-A
Protective Life Secured Trust 2007-B
Protective Life Secured Trust 2007-C
Protective Life Secured Trust 2007-D